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                                                                    EXHIBIT 23.7


        CONSENT OF DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION


     We hereby consent to the use of our name and to the description of our opinion letter, dated May 28, 1998, in, and to the inclusion of such opinion letter as Appendix B to, the Proxy Statement/Prospectus of Arch Petroleum Inc., which Joint Proxy Statement/Prospectus is part of the Registration Statement on Form S-4 (File Number 333-57367) of Pogo Producing Company, as amended by Amendment No. 1 to Registration Statement on Form S-4 of Pogo Producing Company. By giving such consent we do not thereby admit that we are experts with respect to any part of such Registration Statement within meaning of the term "expert" as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.




                                           Donaldson, Lufkin & Jenrette
                                                 Securities Corporation

                                           By: /s/ D. Dwight Scott
                                               -----------------------------
                                               D. Dwight Scott
                                               Sr. Vice President


Houston, Texas
July 9, 1998